UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

TOA Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54822	46-0992328
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1-1-36, Nishiawaji, Higashiyodogawa-ku Osaka 533-0031, Japan	533-0031
(address of principal executive offices)	(zip code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO À MATERIAL DEFINITIVE AGREEMENT.

On March 20, 2015, TOA Holdings, Inc. (“the Company”) entered into a mutual partnership agreement with Best Job Co., Ltd., a Myanmar Corporation (“Best Job”).

Pursuant to the agreement, both parties mutually agree to work together exclusively on future construction and other related projects. There is no certainty to the scope of exactly what these projects may be but at this current time, both parties intend to provide landscaping services, and services related to land development. Below are a few of the following projects that both parties intend to engage in:

Potential Projects

- Development of land, construction of physical property

- Home, Garden, landscaping

- Opening of home and garden centers

-employee training centers

Both BJK Global Ltd., a Bangladesh Corporation (“BJK”) and Best Job have provided written permission to one another to work with the Company on separate construction projects and that TOA Holdings is free to work with each Company on separate construction projects.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 25, 2015, Mr. Hajime Abe resigned as our Chief Executive Officer, Chief Financial Officer, President, and Director. Such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On March 25, 2015, Mr. Shunji Fukumoto resigned as our Secretary. Such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On March 25, 2015, Ms. Gyungmee Ji was appointed as our Chief Executive Officer, Chief Financial Officer, President, and Director. Ms. Ji will hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On March 25, 2015, Mr. Atsushi Shigeyoshi was appointed as our Secretary. Mr. Shigeyoshi will hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Ms. Gyungmee Ji, Age 49, President, CEO, CFO and Director

Background of Ms. Gyungmee Ji

Ms. Gyungmee Ji was born in Korea on November 20, 1965. She graduated from Seogwipo High School in 1984 and that same year she began work at Seogwipo City Hall. In 1991 she immigrated to Japan and took a position as manager of a Japanese Restaurant in which she worked at for about ten years. In the year 2013 she was appointed as the Director and President of Toshoan Co., Ltd., a Japanese Corporation. On July 2, 2013 she was appointed as the Director of BJK Global Ltd, a Bangladesh Corporation that assists in the construction of single and multi family homes in Bangladesh.

Mr. Atsushi Shigeyoshi, Age 53, Secretary

Background of Mr. Atsushi Shigeyoshi

Mr. Atsushi Shigeyoshi was born in Japan on November 12, 1961 and in 1984 graduated from the Department of Economics at National Hiroshima University. Upon graduating, that same year he joined Nippon Life Insurance Company. Several years later in 1984 he joined a consulting firm and took the role of management consultant, overseeing management and other staff. In 2007 Mr. Shigeyoshi then joined IB Capital, Inc., a Japanese Corporation and was appointed President. In 2011 he incorporated IBC Consulting Co., Ltd., a Japanase Corporation that assists start-up and also operating Companies in developing and furthering their business operations. This is a position Mr. Shigeyoshi still serves today. Additionally, in 2013 he incorporated IBC Consulting LLC, a Delaware Corporation.

ITEM 8.01. OTHER EVENTS

On March 25, 2015, Mr. Hajime Abe resigned as the President and Director of TOA Shoko Japan Co., Ltd., a Japanese Corporation (“ TOA Shoko”) which is also our wholly owned subsidiary.

On March 25, 2015, Ms. Gyungmee Ji was appointed as the President and Director of TOA Shoko Co., Ltd., our wholly owned subsidiary.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

  None
  Exhibits

NUMBER	EXHIBIT

10.1	Mutual Partnership Agreement., dated March 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOA HOLDINGS, INC.

Dated: March 25, 2015	/s/ Hajime Abe
HAJIME ABE
Chief Executive Officer